UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2022

GUARDANT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38683	45-4139254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Penobscot Dr.

Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

855-698-8887

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	GH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2022, Stanley Meresman informed Guardant Health, Inc. (the “Company”) that he will not stand for re-election to the Company’s Board of Directors (the “Board”) when his current term expires at the Company’s next Annual Meeting of Stockholders, which will take place in June 2022. Mr. Meresman informed the Company that his decision was not a result of any dispute or disagreement with the Company, the Company’s management or the Board.

Item 8.01. Other Events.

Over the course of the last year, the Board has been actively engaged in a comprehensive review of its corporate governance practices and in taking steps to strengthen and enhance those practices in response to stockholder feedback. These steps have included increasing the size of the Board from seven to nine directors and increasing the female representation on the Board (which now consists of four female directors). Most recently, the Board made a number of meaningful enhancements to the Company’s corporate governance structure, including:

•

amending the charter of the Nominating and Corporate Governance Committee to enhance the Committee’s oversight of (i) corporate social responsibility, including environmental, social and governance matters, (ii) ethical compliance, including management’s efforts to monitor compliance with the Company’s Business Code of Conduct and Ethics (the “Code of Conduct”), and (iii) information technology initiatives, particularly those that relate to healthcare regulatory compliance;

•

amending the Code of Conduct to increase the breadth and specificity of standards to be upheld by all directors, officers and employees of the Company, including adding and refining guidelines regarding conflicts of interest, business records, gifts and favors, antitrust practices, political contributions, environmental protection, and personal conduct and social media practices;

•	expanding disclosure in the Annual Report on Form 10-K addressing the Company’s human capital management and its diversity, equality and inclusion initiatives; and

•

refreshing the Board’s committee membership so that the service of each committee chairperson is limited to only one committee and each director appointed in 2021 is given the opportunity to serve on two committees. Effective May 1, 2022, (i) the Audit Committee will consist of Stanley Meresman as Chair, Meghan Joyce and Myrtle Potter, (ii) the Compensation Committee will consist of Vijaya Gadde as Chair, Samir Kaul and Ms. Potter, and (iii) the Nominating and Corporate Governance Committee will consist of Ian Clark as Chair, Bahija Jallal and Ms. Joyce. The Board will appoint a replacement for Mr. Meresman as a member of the Audit Committee before he completes his term as a Class I director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDANT HEALTH, INC.

Date: February 28, 2022

	By:	/s/ John G. Saia
John G. Saia
Senior Vice President, General Counsel and Secretary